                                  EXHIBIT 23.1
                                  ------------



                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 2001, except for note 15, as to which the date is March 20, 2001, relating to the financial statements and financial statement schedule of PW Eagle, Inc, which appears in PW Eagle, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 26, 2001